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                                                                   EXHIBIT 10.14


                                PROMISSORY NOTE
                                ---------------


$ 250,000                                                  Houston, Pennsylvania

July 12, 1994

          FOR VALUE RECEIVED, the undersigned ("Debtor") hereby promises to pay to SAS Software, Inc., a Delaware corporation ("Payee"), at such place or places as may be specified by Payee or any holder hereof, in legal tender of the United States of America, the principal amount of $250,000 (the "Principal"), with interest at the rate of 8.23% per annum, compounded annually, on the unpaid balance. Interest shall be payable on each July 7 commencing July 7, 1995. The Debtor shall pay to Payee, within ten (10) days after receipt thereof, the net after-tax proceeds from all sales of the Debtor's shares of the Common Stock, par value $.01 per share, of SAS Holdings, Inc., the parent company of Payee, in reduction of Principal until such time as the Principal has been repaid in full, and in connection with each such payment shall pay accrued interest on the amount so prepaid. For purposes hereof, net after-tax proceeds refers to the amount received by the Debtor upon any sale of such shares, less brokerage commissions or underwriting discounts, other expenses of every kind, including documentary, excise and other taxes, if any, directly relating to the sale and an amount equal to the federal, state and local taxes on any gain from such sale (as determined by multiplying the amount of such gain by the combined maximum federal, state and local tax rate applicable to the sale of such shares by the Debtor, taking into account the holding period for such shares and any federal income tax deduction for state and local income taxes). In any event, any principal then unpaid shall be due and payable, with accrued interest thereon, on July 8, 2006 (the "Repayment Date").

          This Note is subject to the terms of and the payment hereof is secured by a certain Pledge Agreement dated as of the date hereof by and between Debtor and Payee (the "Pledge Agreement").

          In case an Event of Default, as defined in the Pledge Agreement, shall occur, the aggregate unpaid balance of Principal and accrued interest may be declared to be due and payable in the manner and with the effect provided in the Pledge Agreement. The obligation of the undersigned Debtor to pay the Recourse Amount (as hereinafter defined) shall be absolute and unconditional, and the Payee shall have full recourse against the Debtor's assets (including, but not limited to, the collateral pledged pursuant to the Pledge Agreement) to recover the Recourse Amount. The Recourse Amount as of any time shall mean $62,500 reduced by any payments of Principal made by or on behalf of the Debtor from any source. Unless otherwise directed by the Debtor, all sums paid by the Debtor or otherwise received by Payee on account of sums owing hereunder shall first be applied to the recourse amount and only after the recourse amount is paid in full, then to other sums owing hereunder. With
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respect to amounts due and payable hereunder in excess of the Recourse Amount, the Payee shall have no recourse against the Debtor or any of his assets other than the collateral pledged pursuant to the Pledge Agreement, and Payee shall look only to its rights as provided in the Pledge Agreement for the repayment of amounts in excess of the Recourse Amount.

          Debtor may discharge the obligations undertaken hereby, at any time, by repaying the outstanding principal balance, without penalty. Debtor may, without penalty, make a partial prepayment of Principal and/or interest in any amount at any time and may thereby reduce any required future payment hereunder by the amount of such prepayment.

          Debtor expressly waives presentment for payment, protest and demand, notice of protest, demand and dishonor and expressly agrees that this Note may be extended from time to time without in any way affecting the liability of Debtor. No delay or omission on the part of Payee in exercising any right hereunder shall operate as a waiver of such right or of any other right under this Note.

          This Note may from time to time be extended by Payee, with or without notice to Debtor, and any related right may be waived, exchanged, surrendered or otherwise dealt with, all without affecting the liability of Debtor, in each case in the sole discretion of Payee.

          This Note may not be changed, modified or terminated orally, but only by an agreement in writing and signed by the Debtor and Payee. This Note shall be governed by and construed in accordance with the laws of the State of Delaware, and shall be binding upon the successors and assigns of Debtor and inure to the benefit of Payee and its heirs, successors, endorsees and assigns.


                                       DEBTOR:


                                       /s/ Peter J. Smith
                                       ----------------------------------
                                       Peter J. Smith

                                       2
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                                 May 14, 1996



Peter J. Smith
Chief Executive Officer
ANSYS, Inc.
201 Johnson Road
Houston, PA 15342-1300

Dear Mr. Smith:

     This will confirm our agreement that the Promissory Note dated July 12, 1994 is hereby amended in connection with your proposed sale of 50,000 shares of Common Stock of ANSYS, Inc. (the "Company") in the Company's initial public offering (the "Offering"), to provide that $62,500 of the principal amount thereof will be required to be repaid upon your sale of shares in the Offering. This will also confirm that the lien on your shares under the related Pledge Agreement dated July 12, 1994 will be released with respect to the sale of these shares.

     We further agree that the definition of and references to "Change in Control" in your Restricted Stock Agreement dated July 12, 1994 are amended to refer to "Sale Event" as defined in your Restricted Stock Agreement dated February 29, 1996.

     Except as provided above, the terms of the Promissory Note, the Pledge Agreement and the Restricted Stock Agreements remain in full force in effect.

                                   Very truly yours,

                                   ANSYS, Inc.



                                   By: /s/ John M. Sherbin, II
                                      ------------------------------------
                                      John M. Sherbin, II
                                      Chief Financial Officer

Accepted and agreed:


/s/ Peter J. Smith
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Peter J. Smith